                                  EXHIBIT 99.1


AMENDMENT DATED MARCH 28, 2002, TO CERTAIN DEFINITIONS IN THE COMPANY'S AMENDED
   AND RESTATED CREDIT AGREEMENT AMONG THE COMPANY AND ITS SUBSIDIARIES, THE
              LENDERS PARTY THERETO AND BANK OF AMERICA, AS AGENT

                  (a) In the definition of "Consolidated EBITDA", in order to clarify that the add-back of Restructuring Charges taken by the Borrower and its Subsidiaries in the first, second and third quarters of the Borrower's 2001 fiscal year continues to be permitted, so long as such add-back does not exceed $25,000,000 in the aggregate for such three quarters (such add-back was previously permitted pursuant to Amendment No. 3 to Amended and Restated Credit Agreement dated March 21, 2001, but was inadvertently omitted from Amendment No. 4). Clause
         (ii)(D) shall be modified to read as follows:

                  (D)(x) for the Borrower's first three quarters of its 2001 fiscal year, (I) non-cash Restructuring Charges taken by the Borrower and its Subsidiaries in such period (but in no event shall all of the add-backs pursuant to this clause (D)(x)(I) exceed $25,000,000 in the aggregate for the Borrower's first three quarters of its 2001 fiscal year) and (II) cash Restructuring Charges taken by the Borrower and its Subsidiaries in such period (but in no event shall all of the add-backs pursuant to this clause (D)(x)(II) exceed $5,000,000 in the aggregate for the Borrower's first three quarters of its 2001 fiscal year) and (y) for the Borrower's fourth quarter of its 2001 fiscal year, Restructuring Charges taken by the Borrower and its Subsidiaries in such period (but in no event shall of the add-backs pursuant to this clause (D)(y) exceed $5,750,000 in the aggregate for the Borrower's fourth quarter of its 2001 fiscal year).

                  (b) In order to conform the financial covenants to certain projection calculations made by the Borrower as of the closing date of the Amendment No. 4 to the Amended and Restated Credit Agreement, the charts setting forth the applicable fiscal periods and amounts in
         Section 7.11(d) "Minimum Liquidity" and 7.11(e) "Minimum Consolidated EBITDA" of the Credit Agreement shall be modified to read as follows:

                           (d) Minimum Liquidity

                      Fiscal Period                                               Liquidity
                      -------------                                              -----------
                      Five Month Period Ending May 31, 2002                      $14,703,000
                      Six Month Period Ending November 30, 2002                  $18,132,000
                      *Six Month Period Ending May 31, 2003                      $15,362,000

                           (e) Minimum Liquidity

                      Fiscal Period                                           Minimum Consolidated
                      -------------                                                  EBITDA
                                                                              --------------------
                      Five Month Period Ending May 31, 2002                       $3,321,000
                      Six Month Period Ending November 30, 2002                   $7,207,000
                      *Six Month Period Ending May 31, 2003                       $9,168,000